EXHIBIT 4.9
December 18, 1996



Steve Pickens, Vice President
Ally Capital Markets Group
Marina Plaza
2330 Marinship Way, Suite 300
Sausalito, California  94965-2853

RE:  Prepayment of Lessors

Dear Steve:

Here is a further revised proposal for your consideration on behalf of Environmental Allies, NV and Environmental Allies
International, NV ("Purchasers").

Electrosource (the "Company") offers to prepay the Lease of April 6, 1995 ("Lease") consisting of Lease Schedules 1871001, 1872001 and 1872002. The Company will issue and deliver shares of unregistered common stock to Ally on behalf of the Purchasers, in an amount calculated to be sufficient to satisfy all obligations under the Lease as of February 1, 1997, being 160,000 shares based upon the market price as of this date of $6.75 per share, less associated costs. The number of shares may be adjusted to the date of delivery of the shares to account for changes in market value of the shares and anticipated lease payments. The Company will file a registration statement on Form S-3 to permit the sale of such shares by Ally on behalf of the Purchasers (see "Registration Rights" below). The Company will use its best reasonable efforts to file an S-3 within 20 days after issue of the shares. All proceeds from the sale of the shares shall be credited against The Company's obligations as set out in Attachment A hereto as of December 1, 1996. If the sale of such shares results in proceeds of less than the amount necessary to satisfy all such obligations, then The Company shall, at its option, issue additional shares of unregistered common stock to Ally on behalf of the Purchasers in the amount of the deficiency, and promptly undertake to register such additional shares for sale, or pay the deficiency in cash. If Ally realizes more from the sale of the shares than the amount due, the surplus shall be for the Purchasers' account.

Upon receipt and application by Ally on behalf of the Purchasers of the net proceeds from sale of the shares in an amount sufficient to fully satisfy all obligations, the Lease will be deemed paid in full and The Company will be the owner of the equipment, free and clear of any and all liens or charges arising by, through or under Ally or the Purchasers. Electrosource shall continue to be responsible for and continue to make payments under the lease until Ally has received and applied net proceeds from the sale of shares equal to the obligations then outstanding, after taking into account lease payments received in the normal course of business. Ally shall immediately apply all proceeds received. Ally and Purchasers shall promptly thereafter release or cause to be released their respective interests, if any, in all collateral and security interests, if any, in such equipment. Proportionate releases of part or all of the collateral may be made in Ally's discretion prior to satisfaction in full of all amounts due and applied net.

The balance of this letter deals with the details of the issue, registration and sale of the common stock and representations necessary to carry out the transactions.

THE OFFERING OF SECURITIES OF ELECTROSOURCE, INC. HEREUNDER HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), IN RELIANCE UPON THE AVAILABILITY OF EXEMPTION FROM REGISTRATION PROVIDED BY SECTION 4(2) OF SAID ACT AND REGULATION D OF THE GENERAL RULES AND REGULATIONS PROMULGATED THEREUNDER. THERE ARE SUBSTANTIAL RESTRICTIONS UPON TRANSFER OF THE SECURITIES. ACCORDINGLY, THE SECURITIES ARE NOT FREELY TRANSFERABLE AND MAY HAVE TO BE HELD UNTIL TRANSFER MAY BE MADE PURSUANT TO A REGISTERED TRANSACTION OR AN EXEMPTION FROM REGISTRATION.

1.   Company Representations.

     (a) Corporate Power. The Company has all requisite legal and corporate power to execute and deliver this Agreement, and all requisite and legal corporate power to sell and issue the common stock ("Shares") and to carry out and perform its obligations under the terms of this Agreement.

     (b) Authorization. All corporate action on the part of The Company necessary for the authorization, execution, delivery and performance of this Agreement, the authorization, sale, issuance and delivery of the Shares and the performance of the company's obligations hereunder has been taken or will be taken prior to issuance of the shares. This Agreement, when executed and delivered, shall constitute the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, rules of law governing specific performance, injunctive relief or other equitable remedies, and limitations of public policy. The Shares, issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable and free of any liens or encumbrances; provided, however, that the Shares are subject to restrictions on transfer under state and/or federal securities laws as set forth herein. The shares are not subject to any preemptive rights or rights of first refusal.

2.   Purchasers and Ally Representations.

      The Purchasers and Ally hereby represent and warrant to the Company as follows, and acknowledges and agrees that the Company will rely upon such representations and warranties in accepting the subscription of the undersigned for the purchase of the shares:

     (a) The Purchasers are each an "Accredited Investor," as such term is defined in Rule 501 promulgated under the Securities Act, which is a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000. The proposed investment of the Purchasers in the securities of the Company represents less than 20% of the each Purchaser's net worth.

     (b) No representations or warranties have been made to the Purchasers or Ally by the Company, or any agent, employee or affiliate of the Company, and in entering into this transaction the Purchasers and Ally are not relying upon any information other than the information contained in the documents and reports filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "SEC filings"), or resulting from their own independent investigation. The Purchasers and Ally, before the date hereof, have had an opportunity to ask questions and receive answers from the Company or a person or persons acting on its behalf, concerning the terms and conditions of this investment and has had an opportunity to examine all applicable documents and such applicable information as specified in Schedule A to the Securities Act, to the extent such documents and information are relevant  to  this  transaction and  are  possessed  by  the
     Company or are obtainable by the Company without unreasonable effort or expense, and all such questions have been answered and documents and information have been supplied to the full satisfaction of the Purchasers and Ally.

     (c)  The Purchasers and Ally are aware that:

          (i) there are substantial risks incident to an investment in the Common Stock of the Company (the "Shares"), and such investment is speculative and involves a high degree of risk of loss of its entire investment in the Company;

          (ii) no Federal or State agency has passed upon the sale of the Shares or made any finding or determination concerning the fairness of this investment, and the terms of the offering may not conform to the guidelines of certain state securities administrators;

          (iii) the Company has and may continue to have a significant need for cash for operating expenses and other purposes; that the aggregate proceeds from the sale of the Shares alone may not be sufficient to satisfy the cash requirements of the Company for any appreciable period of time; that other sources of funds may not be available;

          (iv) the industry in which the Company is engaged is occupied by several firms, some of which will be substantially greater in size and have financial resources and personnel staff larger and more established than those of the Company, and there can be no assurance that the Company will be able to compete in the market effectively;

     (d) The Purchasers and Ally understand that an investment in the Company is an illiquid investment and further recognizes and agrees that because the Shares have not been registered under applicable securities laws or an exemption from such registration is available, the Purchasers and Ally must bear the economic risk of the investment for an indefinite period of time. The Purchasers and Ally further acknowledge that each certificate representing Shares will bear a legend to the effect that the Shares have not been registered under any securities law and setting forth or referring to the restrictions on transferability and sale of the shares. The Purchasers and Ally further acknowledge that the Company will issue stop transfer orders to its transfer agent restricting transfer of the Shares in the absence of registration under the securities laws or exemption therefrom.

     (e) The Purchasers and Ally acknowledge awareness that there are substantial restrictions on the transferability of the Shares. Unless the Shares are registered under the Securities Act and any applicable state securities law, the Shares may not be, and the Purchasers and Ally agrees that they shall not be, sold unless such sale is exempt from such registration under the Securities Act and any other applicable state blue sky laws or regulations. The Purchasers and Ally further acknowledge that the Company is under no obligation to aid it in obtaining any exemption from the registration requirements. The Purchasers and Ally also acknowledge responsibility for compliance with all conditions on transfer imposed by any securities administrator of any state.

     (f) The Purchasers and Ally are acquiring the Shares for which Purchasers hereby subscribe for their own account, as principal, and not for the account of any other person.

     (g) Ally Capital Corporation, in executing this letter agreement on behalf of the Purchasers, represents and warrants in its individual capacity, and not as agent for the Purchasers, that it has all necessary power and authority to execute this letter agreement on behalf of the Purchasers, and that the Purchasers will be legally bound hereby.

3.   Registration Rights.

     (a) The Company agrees to file a registration statement on Form S-3 under the Securities Act of 1933, as amended (the OSecurities ActO) covering the sale of the shares of Common Stock sold to the Purchasers pursuant to the Offering. Such registration statement will be applicable only to sales by the Purchasers of Shares purchased in the Offering made through registered broker-dealers at market prices prevailing at the time of sale, although the Company may elect to include in the registration securities to be registered for the account of selling shareholders other than the Purchasers. The obligation of the Company to effect the registration of the Shares may at the election of the
     Company be accomplished through the filing of a new registration statement or through the amendment of a then-currently filed registration statement to include the Shares so long as such registration statement remains current for the time period set forth in paragraph (b)(ii) below.

     (b)    In   connection  with  the  registration  of   Shares
     undertaken by the Company pursuant to this paragraph 3, the Company shall:

          (i) promptly prepare and file with the Securities and Exchange Commission (the OCommissionO) a registration statement on Form S-3 with respect to such shares, and thereafter and use its reasonable best efforts to cause such registration statement to become effective;

          (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement current at any time that sales are proposed to be made thereunder for a period expiring one hundred twenty (120) days after the date that such registration statement is declared to be effective by the Commission.

          (iii) provide Purchasers a reasonable opportunity to review prior to filing the registration statement and any amendments or supplements to such registration statement and any prospectus used in connection therewith;

          (iv) furnish to Purchasers such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and prospectus supplement), in conformity with the requirements of the Securities Act, and such other documents as Purchasers may reasonably request in order to facilitate the sale of the Shares covered by such registration statement;

          (v) notify Purchasers at any time when a prospectus relating to the Shares covered by such registration statement is required to be delivered under the Securities Act, of the CompanyOs becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of Purchasers promptly prepare and furnish to Purchasers a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the Purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

          (vi) use its best efforts to cause all of the Shares by
          such   registration  statement  to  be   accepted   for
          quotation on NASDAQ.

     (c) In connection with any registration pursuant to this paragraph 3, the Company shall pay all registration and filing fees, printing expenses, fees and disbursements of the CompanyOs legal counsel and accountants, and transfer agentsO and registrarsO fees. Purchasers shall pay all underwriting discounts, commissions and expenses attributable to the sale of the Shares and all fees and disbursements of Purchasers' legal counsel and accountants.

     (d) At least ten days prior to making any offer or sale of Shares pursuant to the registration statement, the Purchasers shall advise the Company that the Purchasers propose to make offers or sales of Shares, the number of Shares proposed to be offered and sold, the name and address of each broker or dealer to or through which such offers and sales are proposed to be made, and the approximate period of time in which such offers and sales are proposed to be made. If, in the reasonable judgment of the Company, it is necessary to amend or supplement the registration statement or the prospectus contained therein (the OprospectusO) prior to or in connection with any such offer or sale or during the period any such offer or sale is being made, the Company will advise the Purchasers, who shall promptly notify each broker or dealer named by the Purchasers as participating in the offer or sale of Shares by the Purchasers. The Purchasers and each broker or dealer participating in the offer or sale of Shares by the Purchasers shall not make any offer or sale of Shares until the expiration of ten business days after such Purchaser has advised the Company that it proposes to make such offers and sales and, following such ten-day period, shall offer and sell Shares only during the period specified by such Purchaser in the notice given to the Company. Notwithstanding the foregoing, if the Company shall advise the Purchasers of its determination that it is necessary to amend or supplement the registration statement or prospectus, the Purchasers and each broker or dealer participating in the offer and sale of Shares by the Purchasers shall make no offers or sales of Shares until the Company notifies the Purchasers that such supplement has been filed with or that such amendment has been declared effective by the Commission. Purchasers shall promptly notify the Company of each sale of Shares and shall promptly notify the Company when the sale or other distribution of all Shares held by the Purchasers have been completed.

     (e) The Purchasers hereby represent and warrant to the Company that no broker, dealer, Underwriter, Prospective Underwriter, Affiliated Purchasers or other person who has
     agreed   to   Participate  or  is   Participating   in   the
     Distribution contemplated hereby on behalf of or at the direction of such Purchasers, shall directly or indirectly, by the use of any means or instrumentality of interstate commerce, or of the mails, or of any facility of any national securities exchange, either alone or with one or more other persons, bid for or purchase for any account in which he has a beneficial interest, any shares of Common Stock, or any right to purchase shares of Common Stock, or attempt to induce any person to purchase any shares of Common Stock or rights until after he has completed his
     Participation in such Distribution. Purchasers shall be deemed to have completed his Participation in the Distribution when he has sold all Shares owned by him. So long as such transactions are not engaged in for the purpose of creating actual, or apparent, active trading in or raising the price of the Common Stock, this paragraph shall not prohibit (i) transactions in connection with the Distribution contemplated hereby effected otherwise than on a securities exchange with the Company or the Purchasers on whose behalf such distribution is being made or among Underwriters, Prospective Underwriters or other persons who have agreed to Participate or are Participating in such Distribution; or (ii) unsolicited, privately negotiated purchases, each involving at least a block of shares, that are not effected from or through a broker or dealer; or
     (iii) purchases by the Company effected more than 40 days after the effective date of the Registration Statement covering the Common Stock to be distributed hereunder, for the purpose of satisfying a sinking fund or similar obligation to which the Company is subject and which becomes due as of a date that does not exceed twelve months from the date of such purchases; or (iv) odd-lot transactions and round-lot transactions that offset odd-lot transactions previously or simultaneously executed or reasonably anticipated in the usual course of business by a person who acts in the capacity of an odd-lot dealer; or (v) brokerage transactions not involving solicitation of the customer's order; or (vi) brokerage transactions involving the solicitation of a customerOs order made prior to the later of nine business days before commencement of offers or sales of the Shares to be Distributed or the time the broker-dealer becomes a Participant in the Distribution; or (vii) offers to sell or the solicitation of offers to buy Shares being Distributed or securities or rights offered as principal  by  the  person making  such  offer  to  sell  or solicitation; or (viii) the exercise of any right or conversion privilege set forth in the instrument governing a security, to acquire any security directly from the Company; or (ix) bids or purchases by an Underwriter, Prospective Underwriter, Affiliated Purchasers or dealer, if all such bids or purchases are made (a) prior to the later of nine business days prior to the commencement of offers or sales of the shares of Common Stock to be Distributed or the time such person becomes a Participant in the Distribution or (b) in the case of unsolicited purchases, prior to the later of the date of commencement of offers or sales of the shares of Common Stock to be Distributed or the time such person becomes a Participant in the Distribution; or (x) bids or purchases by the Company or the Purchasers or by an Affiliated Purchasers if all such bids and purchases are made (a) nine or more business days prior to the commencement of offers or sales of the shares of Common Stock to be Distributed or (b) in the case of unsolicited purchases, prior to the date of commencement of offers or sales of the Shares. Capitalized terms used in this paragraph and not defined in this Agreement shall have the meanings assigned to such terms in Rule 10b-6 of the Commission.

     (f) The Company and the Purchasers agree to comply with all applicable federal and state laws and regulations in connection with the registration, qualification, offering and sale of Shares, including but not limited to the Securities Act, the Securities Exchange Act of 1934 (the OExchange ActO), the rules and regulations promulgated by the Commission under the Securities Act and the Exchange Act and, particularly, Rules 10b-2, 10b-6 and 10b-7 of the Commission under the Exchange Act.

     (g) Neither any Purchasers nor any broker or dealer or other person acting for or on behalf of the Purchasers shall place any bid or effect any purchase for the purpose of pegging, fixing or stabilizing the price of the Shares to be offered as contemplated herein.

     (h) The Purchasers shall comply with all applicable requirements with respect to the delivery of prospectuses set forth in sections 5 and 10 of the Securities Act and all applicable rules thereunder.

If these terms are acceptable, please sign where provided below and return a copy to me as soon as possible. We can then issue the stock and begin the registration process.

Very truly yours,


     /s/
James M. Rosel
Vice President Finance
and General Counsel

JMR:sdl

AGREED and ACCEPTED this _20_ day of _December_, 1996.


Environmental  Allies NV, Environmental Allies International,  NV
and Ally Capital Markets Group
By:  Ally Capital Markets Group, authorized signatory


By:    /s/
     Steve Pickens
Its: Vice President